UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 20, 2021

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
4.872% Corporate Units	NEE.PRO	New York Stock Exchange
5.279% Corporate Units	NEE.PRP	New York Stock Exchange
6.219% Corporate Units	NEE.PRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)As described in Item 5.07 of this Current Report on Form 8-K, NextEra Energy, Inc. (NEE) held its 2021 Annual Meeting of Shareholders on May 20, 2021 (2021 Annual Meeting). At the 2021 Annual Meeting shareholders approved the NextEra Energy, Inc. 2021 Long Term Incentive Plan (2021 LTIP). The 2021 LTIP had been approved by NEE’s Board of Directors (Board) on February 12, 2021, subject to receipt of shareholder approval, and became effective upon receipt of shareholder approval on May 20, 2021.
The following description of certain terms of the 2021 LTIP is qualified in all respects by the terms of the 2021 LTIP, which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

Term. The 2021 LTIP terminates automatically ten years after its effective date, unless it is earlier terminated by the Board.

Eligibility. Awards may be granted under the 2021 LTIP only to individuals who are officers or other employees of NEE, its subsidiaries and other affiliates.

Awards. The following type of awards may be made under the 2021 LTIP, subject to limitations set forth in the 2021 LTIP:

•stock options, which may be either incentive stock options or non-qualified stock options;
•restricted stock;
•deferred stock units, also referred to as “restricted stock units”;
•performance shares or other performance-based awards;
•dividend equivalent rights;
•stock appreciation rights; and
•other equity-based awards, including unrestricted stock.

Shares Available for Issuance. Subject to adjustment as provided in the 2021 LTIP, the maximum number of shares of NEE’s common stock that is available for issuance under the 2021 LTIP is 65 million shares, plus the number of shares subject to awards outstanding under NEE’s 2011 Amended and Restated Long Term Incentive Plan as of May 20, 2021 (the effective date of the 2021 LTIP) which thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares.

A description of the material terms of the 2021 LTIP is set forth in Proposal 4, under the heading “Approval of the NextEra Energy, Inc. 2021 Long Term Incentive Plan,” in NEE’s definitive proxy statement on Schedule 14A for the 2021 Annual Meeting of Shareholders (Proxy Statement), filed with the Securities and Exchange Commission on March 31, 2021.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)At the 2021 Annual Meeting, NEE's shareholders approved four proposals and did not approve one shareholder proposal. The proposals are described in detail in NEE's Proxy Statement.

(b)The final voting results with respect to each proposal voted upon at the 2021 Annual Meeting are set forth below.

Proposal 1

NEE's shareholders elected each of the twelve nominees to the Board for a one-year term, as set forth below:

	FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
Sherry S. Barrat	1,332,305,452	90.1%	146,284,393	13,605,217	224,470,124
James L. Camaren	1,386,534,050	93.2%	101,839,985	3,821,027	224,470,124
Kenneth B. Dunn	1,457,429,674	97.9%	31,024,028	3,741,360	224,470,124
Naren K. Gursahaney	1,460,017,881	98.1%	28,487,205	3,689,976	224,470,124
Kirk S. Hachigian	1,417,299,870	95.2%	71,019,128	3,876,064	224,470,124
Amy B. Lane	1,462,791,341	98.3%	25,996,334	3,407,387	224,470,124
David L. Porges	1,478,774,524	99.4%	9,488,588	3,931,950	224,470,124
James L. Robo	1,300,707,367	88.1%	174,953,061	16,534,634	224,470,124
Rudy E. Schupp	1,359,581,737	92.0%	118,451,765	14,161,560	224,470,124
John L. Skolds	1,473,334,071	99.0%	15,003,679	3,857,312	224,470,124
Lynn M. Utter	1,469,750,540	98.7%	18,963,605	3,480,917	224,470,124
Darryl L. Wilson	1,472,613,619	98.9%	15,851,012	3,730,431	224,470,124

Proposal 2

NEE's shareholders ratified the appointment of Deloitte & Touche LLP as NEE's independent registered public accounting firm for 2021, as set forth below:

FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,620,248,257	94.6%	92,591,446	3,825,483	—

Proposal 3

NEE's shareholders approved, by non-binding advisory vote, NEE's compensation of its named executive officers as disclosed in the Proxy Statement, as set forth below:

FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,367,783,195	92.3%	113,799,537	10,612,330	224,470,124

Proposal 4

The Company's shareholders approved the NextEra Energy, Inc. 2021 Long Term Incentive Plan, as set forth below:

FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,392,460,825	93.8%	92,685,816	7,048,421	224,470,124

Proposal 5

NEE's shareholders did not approve a non-binding shareholder proposal that would permit written consent by shareholders entitled to cast the minimum number of votes necessary to authorize action at a meeting at which all shareholders entitled to vote were present and voting, as set forth below:

FOR	% VOTES CAST FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
707,472,641	47.8%	773,676,396	11,046,025	224,470,124

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10	NextEra Energy, Inc. 2021 Long Term Incentive Plan
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 25, 2021

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel